UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 5, 2008

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2007 Compensation

On March 5, 2008, the Compensation Committee of the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") certified achievement, in part, of the Company's financial goals based on its financial results for the fiscal year ended February 2, 2008, which resulted in the following actions:

     - awards of Fiscal 2007 incentive compensation, under the Company's Management Incentive Plan (the "Bonus Plan"), to the Company's named executive officers and certain other individuals were authorized to be paid.  The incentive compensation amounts were determined as a percentage of the executive's base salary based on partial achievement of the Company's financial goals.

     - awards of Fiscal 2007 long term incentive ("LTI") compensation, under the Bonus Plan, were authorized to be credited to the LTI accounts of the Company's named executive officers and certain other individuals.  The LTI compensation amounts were determined as a percentage of the executive's base salary based on partial achievement of the Company's financial goals.

     - awards of Fiscal 2007 restricted stock, under the Company's 2005 Stock Award and Incentive Plan (the "2005 Plan"), to the Company's named executive officers and certain other individuals were partially vested subject to all of the other terms of the related award agreements.  Shares not vested were forfeited and returned to the treasury of the Company.

Based on the Company's partial achievement of its financial goals for Fiscal 2007, which were based on the Company's income per common share, fully diluted, excluding certain non-recurring items, the following awards were authorized to be paid, credited to the respective individual's LTI account, or shares delivered:

Name and                               Incentive                 LTI                           Restricted
Principal                                 Compensation        Compensation          Stock Award
Position                                  Award                     Award                     (# of Shares)

James V. O'Donnell                  $1,134,000           $583,200                    193,598
Principal Executive
Officer

Susan P. McGalla                     $700,000              $360,000                    35,200
President and Chief
Merchandising Officer

Kathy J. Savitt                          $317,558             $163,315                    13,423
Executive Vice President
and Chief Marketing
Officer

Joan Holstein Hilson               $169,750              $87,300                       10,623
Principal Financial Officer

Fiscal 2008 Compensation

On March 5, 2008, the Compensation Committee of the Board of the Company also took the following action relating to Fiscal 2008 compensation for certain executive officers of the Company:

     - fixed individual annual base salaries;

     - established performance goals under the 2005 Plan based on the Company's earnings before interest, taxes, depreciation and amortization, at three levels, "threshold", "target" and "outstanding";

    - established individual annual bonus targets under the 2005 Plan as a percentage of the respective participant's base salary, with the actual bonus payment ranging from zero at threshold, to 100% at target and 200% if the outstanding goals are achieved for Fiscal 2008 (the "EBITDA Goals");

    - established LTI bonus targets under the 2005 Plan as a percentage of the respective participant's base salary, with the actual bonus payment ranging from zero at threshold, to 100% at target and 200% if the outstanding goals are achieved for Fiscal 2008 (the "LTI EBITDA Goals").  If the LTI bonuses are earned, they will be credited to an LTI account for each individual participant.  The individual will be credited with any investment gains or losses in the account based upon the performance of a Company selected mutual fund.  Payment of one third of the total amount in the LTI account will be paid to the participant beginning in Fiscal 2008, or three years after participation, with 100% of the account paid out on retirement, death or disability.  All payments are forfeited in the event of a voluntary termination of employment, except in certain cases where the participant has signed a separate non-compete agreement, and, subject to the discretion of the Committee, will also be forfeited as a result of an involuntary termination of employment;

   -  granted awards of stock options under the 2005 Plan, exercisable at the fair market value on the grant date ($21.28/share) and vesting over three years; and

    - granted awards of restricted stock under the 2005 Plan, which awards vest based on achievement of the EBITDA Goals ranging from 0% of the shares at threshold to 100% at target.  If the threshold EBITDA Goal is not met the shares shall be forfeited.

The following sets forth the annual base salary levels, individual participant target bonus percentages, LTI bonus percentages, stock option awards and restricted stock awards of the indicated named executive officers:

                                                                                                      Stock Option      Restricted

Name and                           Fiscal 2008       Annual Bonus           LTI Bonus                   Award           Stock Award
Principal Position             Base Salary      (% of Base Salary)     (% of Base Salary)    (# of Shares)      (# of Shares)

James V. O'Donnell          $1,475,000               125%                          63%                        315,089           387,688
Chief Executive
Officer

Susan P. McGalla             $1,000,000               100%                          50%                        356,112           70,489
President and
Chief Merchandising Officer

Kathy J. Savitt                    $675,000                70%                            35%                        90,812              27,914
Executive Vice
President and Chief
Marketing Officer

Joan Holstein Hilson        $510,000                  60%                           30%                        70,693              21,729

Principal Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: March 11, 2008	By:	/s/ Neil Bulman Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary